SECURITIES AND EXCHANGE COMMISSION

		     WASHINGTON, D.C. 20549

			    FORM 8-K

		  PURSUANT TO SECTION 13 OR 15(d)
		OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (earliest event reported):  July 8, 1998

		   ALUMINUM COMPANY OF AMERICA

     (Exact name of registrant as specified in its charter)


	Pennsylvania              1-3610          25-0317820
(State or other jurisdiction  (Commission File  (I.R.S. Employer
	of incorporation)         Number)      Identification No.)


425 Sixth Avenue, Alcoa Building, Pittsburgh, Pennsylvania 15219-1850

  (Address of principal executive offices)                 (Zip code)

     Office of Investor Relations               412-553-3042
     Office of the Secretary                    412-553-4707

       (Registrant's telephone number including area code)

Item 5. Other Events.

   The Registrant issued press releases on July 8, July 10 and
July 14, 1998 as follows:

   July 8, 1998

   Strong Earnings Continue Despite Lower Metal Prices

   Alcoa today announced net income of $207.1 million, or $1.24 per common share, for the second quarter of 1998, compared with net income of $207.6 million, or $1.19 per share, in the 1997 second quarter.
   For the first half of 1998, net income was $417.0 million, or $2.49 per common share, up 14% from $366.7 million, or $2.11 per share, for the comparable 1997 period.
   "We are very pleased with our earnings performance for the first half of the year since we have been able to more than offset a 16% drop in aluminum prices on the LME since the beginning of 1998," said Paul O'Neill, chairman and chief executive officer. "We look forward to the addition of Alumax in the next quarter and have been hard at work with Alumax employees to make the acquisition very beneficial to Alcoa customers and shareholders."
   Return on shareholders' equity for the 1998 first half, annualized, was 18.3%, compared with 15.7% in the first half of 1997.
   Second quarter 1998 revenues were $3.6 billion compared with $3.4 billion in the 1997 second quarter. Year-to-date, 1998 revenues were $7.0 billion compared with $6.7 billion for the 1997 first half.
   Aluminum shipments rose to a record 866,000 metric tons (mt) for the 1998 second quarter on the strength of the company's European businesses, compared with 760,000 mt in the year-ago quarter. Shipments of 1,644,000 mt for the first half of 1998, also a record, were up 11% from 1, 480,000 mt in the 1997 period.
   Second quarter 1998 earnings were $228 million before after-tax losses of $21.1 million, or 13 cents per share, as a result of marking to market certain aluminum commodity contracts. Of these losses, $16.5 million, or 10 cents per share, is related to fabri-cated product sales contracts that will be shipped in future quarters. For the comparable 1997 quarter, after-tax losses resulting from marking to market these contracts were $7.1 million, or four cents per share.
   Founded in 1888, Alcoa is the world's leading producer of aluminum and alumina and a major participant in all segments of the industry: mining, refining, smelting, fabricating and recycling. Alcoa serves customers worldwide in the packaging, automotive, aerospace, construction and other markets with a great variety of fabricated and finished products. The company has 187 operating locations in 28 countries.

Editor's Note:  Alcoa acquired approximately 51% of Alumax on
June 17, 1998. Alcoa's share of Alumax's results for the 13-day period are not included.

Financial and operating data for Alcoa and its subsidiaries follow.



		      FINANCIAL REPORT
		   Alcoa and subsidiaries
	  in millions except share and ton amounts
			 (UNAUDITED)

					 Second quarter
For the period ended June 30            1998           1997

Sales                              $ 3,587.0      $ 3,432.0
Other income                            18.3           37.7
				     3,605.3        3,469.7

Cost of goods sold                   2,760.0        2,602.1
Selling, general administrative
  and other expenses                   154.2          160.5
Research and development
  expenses                              27.9           34.7
Provision for depreciation and
  depletion                            186.1          181.1
Special items                            0.0            0.0
Interest expense                        41.8           33.4
Taxes other than payroll and
  severance taxes                       30.0           33.9

				     3,200.0        3,045.7
    Income from operations before
      taxes on income                  405.3          424.0

Provision for taxes on income          135.8          148.0

    Income from operations             269.5          276.0

Less: Minority interests' share        (62.4)         (68.4)

    Net Income                     $   207.1      $   207.6

Earnings per common share:
    Basic                          $    1.24      $    1.19
    Diluted                        $    1.24      $    1.18

Translation and exchange
  adjustments included in
  net income                       $    (1.8)     $     3.5

Shipments of aluminum products
  (metric tons)                      866,000        760,000



		      FINANCIAL REPORT
		   Alcoa and subsidiaries
	   in millions except share and ton amounts
			 (UNAUDITED)

					    Six months
For the period ended June 30            1998           1997

Sales                              $ 7,032.1      $ 6,663.1
Other income                            46.4           79.0

				     7,078.5        6,742.1

Cost of goods sold                   5,378.2        5,091.1
Selling, general administrative
  and other expenses                   308.0          319.5
Research and development expenses       52.4           70.3
Provision for depreciation and
  depletion                            370.9          363.7
Special items                            0.0           (4.6)
Interest expense                        81.0           70.7
Taxes other than payroll and
  severance taxes                       62.1           67.7

				     6,252.6        5,978.4

    Income from operations before
    taxes on income                    825.9          763.7

Provision for taxes on income          276.7          266.9

    Income from operations             549.2          496.8

Less: Minority interests' share       (132.2)        (130.1)

    Net Income                     $   417.0      $   366.7

Earnings per common share:
    Basic                          $    2.49      $    2.11
    Diluted                        $    2.48      $    2.09

Average number of shares
  used to compute:
    Basic earnings per common
      share                      166,993,591    173,139,325
    Diluted earnings per
      common share               168,011,240    174,871,324

Shares outstanding               164,798,342    173,323,794

Translation and exchange
    adjustments included
    in net income                 $    (4.8)   $        3.1

Shipments of aluminum products
  (metric tons)                    1,644,000      1,480,000

Return on average shareholders'
  equity                                18.3%         15.7%


   July 10, 1998

   The Board of Directors of Alcoa today declared a quarterly common stock dividend of 37.5 cents per share that is payable August 25, 1998 to shareholders of record at the close of business on August 7, 1998.
   The Directors also voted a regular divided of 93.75 cents per share on Alcoa's $3.75 cumulative preferred stock, payable October 1, 1998 to shareholders of record on September 11, 1998.

Editor's Note: The common stock dividend is comprised of a base quarterly dividend, currently 25 cents per share, and a quarterly installment of 12.5 cents per share for a previously reported bonus dividend.

   July 14, 1998

   Alcoa Announces 2001 Cost-Cutting Goal of $1.1 Billion

   Alcoa Chairman Paul O'Neill speaking to security analysts today announced that the company had set a new target: to cut costs by $1.1 billion by January 1, 2001.
   "Our goal is to generate $800 million in operating improvements in our existing businesses," said Mr. O'Neill.
"In addition, we expect to achieve $300 million in savings from efficiency opportunities as a result of our merger with Alumax."
   Each of Alcoa's business units will have specific objectives with a target of achieving an annual running rate by the end of the year 2000. Compensation incentives are linked to reaching these targets.
   "This aggressive, turn of the century target to reduce costs by $1.1 billion will require us to step up the pace of our performance, and integrate and leverage our global franchise while working with our customers to maximize the value we bring to the marketplace," continued Mr. O'Neill.
"The contributions of Alcoa employees worldwide - their energy, their ideas, their ingenuity - are needed to meet this challenge. This is not a people reduction initiative."
   Founded in 1888, Alcoa is the world's leading producer of aluminum and alumina and a major participant in all segments of the industry: mining, refining, smelting, fabricating and recycling. The company has 250 locations in 30 countries.


			    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

				ALUMINUM COMPANY OF AMERICA


				By  /s/ Earnest J. Edwards
Date  July 15, 1998                     Earnest J. Edwards
					Senior Vice President and
					Controller
					(Principal Accounting
					Officer)